Exhibit 10.2

*** Certain identified information has been excluded from the exhibit because such information is not material and would be competitively harmful if publicly disclosed.

AMENDMENT TO PREFERRED STOCK PURCHASE AGREEMENT

This Amendment (this “Amendment”) to the Preferred Stock Purchase Agreement, dated as of July 9, 2023 (the “Purchase Agreement”), by and among Ondas Networks, Inc., a Delaware corporation (the “Company”) and Stage 1 Growth Fund LLC (SERIES WAVE, CLASS A), a Delaware series limited liability company (the “Initial Investor”), is made and entered into as of July 21, 2023 by and among the Company and the Initial Investor (collectively, the “Parties”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendments to the Purchase Agreement.

1.1 Exhibit A of the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit A to this Amendment. References to Exhibit A of the Purchase Agreement, including in Section 1.1(b) for purposes of the Initial Closing, shall mean to Exhibit A of this Amendment.

1.2 Section 1.1(c) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“At the Initial Closing, the Initial Purchaser shall receive Warrants to purchase 7,825,792 shares of common stock of Ondas Holdings Inc. (“Holdings”), $0.0001 par value per share (the “Holdings Common Stock”), at an exercise price of $0.89 per share in the form of Exhibit H attached to this Agreement.”

1.3 Section 1.2(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m. Miami time, on a date to be specified by the Company and the Initial Purchaser, which shall be no later than the second Business Day after satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of this Agreement (not including conditions which are to be satisfied by actions taken at the Closing, but subject to the satisfaction of such conditions), or at such other time and place as the Company and the Initial Purchaser mutually agree upon, orally or in writing (the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.”

1.4 Section 1.3 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“1.3 Sale of Additional Shares of Preferred Stock and Issuance of Warrants.

(a) After the Initial Closing, the Company may sell, on substantially the same terms and conditions as those contained in this Agreement, exactly 143,041 additional shares of Preferred Stock (the “Additional Shares”) at the Per-Share Price, to [***] and its Affiliates (“[***]”) or one (1) or more other purchasers reasonably acceptable to the Purchaser ([***] or such purchasers, the “Additional [***] Purchasers”), provided that (i) such subsequent sale is consummated prior to forty five (45) days after the Initial Closing (such forty five (45) day period, the “Additional Shares Sale Period”) and (ii) each Additional [***] Purchaser becomes a party to the Transaction Agreements (as defined below) other than the Warrants and Registration Rights Agreement, by executing and delivering a counterpart signature page to each of such Transaction Agreements, or each Additional [***] Purchaser (A) enters into a preferred stock purchase agreement on equivalent economic terms and substantially similar other terms (such as with respect to representations and warranties and other matters not impacting the economic or governance rights of Initial Purchaser) to those set forth in this Agreement that is reasonably acceptable to the Initial Purchaser and (B) becomes a party to the Transaction Agreements other than the Warrants and Registration Rights Agreement by executing and delivering a counterpart signature page to each such Transaction Agreement. Exhibit A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares.

(b) The Initial Purchaser agrees to purchase and the Company agrees to sell and issue to the Initial Purchaser on a date to be specified by the Company and the Initial Purchaser, which shall be no later than thirty (30) days after the date of the Initial Closing (the “Second Initial Purchaser Closing”), 99,885 shares of Preferred Stock (the “Additional Purchaser Shares”), at the Per-Share Price. Exhibit A to this Agreement shall be updated to reflect the number of Additional Purchaser Shares purchased at such Closing.

(c) At the Second Initial Purchaser Closing, the Initial Purchaser will receive Warrants to purchase 2,374,208 shares of Holdings Common Stock at an exercise price of $0.89 per share in the form of Exhibit H attached to this Agreement.

(d) The Closing of the sale of the Additional Shares or the Additional Purchaser Shares, as applicable, shall be referred to herein as a “Subsequent Closing”.

(e) For the avoidance of doubt, in no event will the aggregate number of shares of Holdings Common Stock underlying the Warrants to be issued at the Initial Closing and the Second Initial Purchaser Closing exceed 10,200,000 shares.

(f) The Company agrees that, until a Subsequent Closing, it will not engage in any sale of Preferred Stock, Common Stock or securities convertible into Preferred Stock or Common Stock other than pursuant to the terms of this Agreement.”

1.5 Section 2.2(c) of the Disclosure Schedule to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit B to this Amendment.

1.6 Section 4.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects.”

1.7 Section 4.13 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“4.13 Warrants

(a) In the case of the Initial Closing, the Warrants to purchase 7,825,792 shares of Holdings Common Stock issued to the Initial Purchaser shall have been executed by Holdings and delivered to the Initial Purchaser, and the Registration Rights Agreement shall have been executed by Holdings and delivered to the Initial Purchaser.

(b) In the case of the Second Initial Purchaser Closing, the Warrants to purchase 2,374,208 shares of Holdings Common Stock shall have been executed by Holdings and delivered to the Initial Purchaser.”

1.8 Section 5.1(i) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

(i) Warrants. In the case of the Initial Closing, the Registration Rights Agreement shall have been executed by the Initial Purchaser and delivered to the Company.

1.9 Section 5.2 of the Purchase Agreement is hereby deleted in its entirety.

1.10 Section 6.2 of the Purchase agreement is hereby deleted in its entirety and replaced with the following:

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party (including any Additional [***] Purchaser) other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2 Effect of Amendment. Except as expressly provided herein, this Amendment shall not constitute an amendment, modification or waiver of any provision of the Purchase Agreement or any rights or obligations of any party under or in respect of the Purchase Agreement. Except as modified by this Amendment, the Purchase Agreement shall continue in full force and effect. Upon the execution of this Amendment by the Parties, each reference in the Purchase Agreement to “this Agreement” or the words “hereunder,” “hereof,” “herein” or words of similar effect referring to the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended by this Amendment, and a reference to the Purchase Agreement in any other instrument or document shall be deemed a reference to the Purchase Agreement as amended by this Amendment. This Amendment shall be subject to, shall form a part of, and shall be governed by, the terms and conditions set forth in the Purchase Agreement, as amended by this Amendment.

3. General. The provisions of Sections 6.3 (Governing Law), 6.4 (Counterparts), 6.5 (Titles and Subtitles), 6.6 (Notices), 6.11 (Severability), 6.12 (Delays or Omissions), 6.13 (Entire Agreement), 6.15 (Dispute Resolution, and 6.16 (Waiver of Jury Trial) of the Purchase Agreement shall apply to this Amendment mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Company:

ONDAS NETWORKS, Inc.

By:	/s/ Eric Brock
	Name:	Eric Brock
	Title:	Chief Executive Officer

Initial Investor:

STAGE 1 GROWTH FUND LLC (SERIES WAVE, CLASS A

By:	/s/ David William Baum
	Name:	David William Baum
	Title:	Manager

[Signature page to Amendment to Purchase Agreement]

Exhibit A.

SCHEDULE OF PURCHASERS

Initial Closing

Holder	Initial Closing Shares	Initial Closing Purchase Price (cash)
Stage 1 Growth Fund LLC (Series WAVE, Class A)	329,238	$11,508,517
TOTAL	329,238	$11,508,517

Name and Address

Stage 1 Growth Fund LLC (Series WAVE, Class A)

[***]

EXHIBIT B

Section 2.2(c) of the Disclosure Schedule
Capitalization

Initial Closing Cap Table:

Stockholder	Common Shares	Preferred Shares	Options	Total Outstanding	Total Fully Diluted	Outstanding %	Fully Diluted %
Ondas Holdings, Inc.	1,110,000	-	-	1,110,000	1,110,000	77.12%	75.33%
Lead Investor	-	329,238	-	329,238	329,238	22.88%	22.34%
Equity Plan (Reserved)	-	-	34,329	-	34,329	0.00%	2.33%
	1,110,000	329,238	34,329	1,439,238	1,473,567	100%	100%